MUTUAL FUNDS SERVICE AGREEMENT





                             o FUND ADMINISTRATION SERVICES

                             o FUND ACCOUNTING SERVICES

                             o TRANSFER AGENCY SERVICES










                         THE CHASE MANHATTAN BANK, N.A.

                                DECEMBER 29, 1995





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                         MUTUAL FUNDS SERVICE AGREEMENT

                                Table of Contents


SECTION/PARAGRAPH                                                          PAGE
-----------------                                                          ----
 1. Appointment .............................................................  1

 2. Representations and Warranties ..........................................  1

 3. Delivery of Documents ...................................................  2

 4. Services Provided .......................................................  3

 5. Fees; Expenses; Expense Reimbursement ...................................  4

 6. Proprietary and Confidential Information ................................  6

 7. Duties, Responsibilities and Limitation of Liability ....................  6

 8. Term ....................................................................  8

 9. Notices .................................................................  8

10. Assignability ...........................................................  9

11. Waiver ..................................................................  9

12. Force Majeure ...........................................................  9

13. Use of Name ............................................................. 10

14. Amendments .............................................................. 10

15. Severability ............................................................ 10

16. Governing Law ........................................................... 10

Signatures .................................................................. 11

Schedule A Fees and Expenses................................................ A-1

Schedule B Fund Administration Services Description......................... B-1

Schedule C Fund Accounting Services Description............................. C-1

Schedule D Transfer Agency Services Description............................. D-1




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                         MUTUAL FUNDS SERVICE AGREEMENT

     AGREEMENT made as of December 29, 1995 by and between The Lipper Funds, Inc. (the "Fund"), a Maryland corporation, and The Chase Manhattan Bank, N.A. ("Chase"), a nationally chartered banking association.

                                   WITNESSETH:

     WHEREAS, the Fund is registered as an open-end investment company under the Investment Company Act Of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund is comprised of several investment portfolios with separate investment objectives and policies; and

     WHEREAS, the Fund wishes to retain Chase to provide certain fund administration, fund accounting and transfer agent services with respect to the Fund, such services to be performed by Chase Global Fund Services Company, an affiliate of Chase;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints Chase to provide fund administration, fund accounting and transfer agent services for the Fund, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Chase accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5 of and Schedule A to this Agreement.

     2. REPRESENTATIONS AND WARRANTIES.

       (a) Chase represents and warrants to the Fund that:

           (i) Chase is a bank duly organized and existing and in good standing under the laws of the United States;

           (ii) Chase is duly qualified to carry on its business in the State of New York;

           (iii) Chase is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement;

           (iv) all requisite corporate proceedings have been taken to authorize Chase to enter into and perform this Agreement;

           (v) Chase has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder,

           (vi) no legal or administrative proceedings have been instituted or threatened which would impair Chase's ability to perform its duties and obligations under this Agreement; and


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           (vii) Chase's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Chase or any law or regulation applicable to Chase.

       (b) The Fund represents and warrants to Chase that:

           (i) the Fund is a corporation, duly organized and existing and in good standing under the laws of Maryland;

           (ii) the Fund is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement;

           (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

           (iv) the Fund is an investment company registered under the 1940 Act;

           (v) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-lA has been filed with the Securities and Exchange Commission ("SEC") and will be effective and will remain effective during the term of this Agreement;

           (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement; and

           (vii) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     3. DELIVERY OF DOCUMENTS. The Fund will promptly furnish to Chase such copies, properly certified or authenticated, of contracts, documents and other related information that Chase may reasonably request or require to properly discharge its duties. Such documents may include but are not limited to the following:

        (a) Resolutions of the Board authorizing the appointment of chase to provide certain fund administration, fund accounting and transfer agency services to the Fund and approving this Agreement;

        (b) The Fund's charter documents;

        (c) The Fund's by-laws;

        (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the SEC;

        (e) The Fund's registration statement including exhibits, as amended, on Form N-lA (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC.

        (f) Copies of the Investment Advisory Agreements between the Fund and its investment advisers (the "Advisory Agreements");


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        (g) Auditors, reports;

        (h) The Fund's Prospectus(es) and Statement(s) of Additional Information relating to all investment portfolios of the Fund and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

        (i) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

     4. SERVICES PROVIDED.

        (a) Chase will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, charter document and by-laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

              (i) Fund Administration

             (ii) Fund Accounting

            (iii) Transfer Agency

A detailed description of each of the above services is contained in Schedules B, C and D respectively, to this Agreement.

             (iv) Dividend Disbursing. Chase will serve as the Fund's dividend disbursing agent. Chase will prepare and mail checks, place wire transfers and credit income and capital gain payments to shareholders. The Fund will advise Chase of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. Chase will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution the Fund will instruct its Custodian to make available to Chase sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account.

        (b) Chase will also:

            (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Chase or a corporate affiliate of Chase );

            (ii) provide the services of individuals to serve as officers of the Fund who will be designated by Chase and, subject to Board approval, elected by the Board;

            (iii) provide or otherwise obtain personnel sufficient, in Chase's reasonable discretion, for provision of the services contemplated herein;


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            (iv) furnish equipment and other materials, which Chase, in its reasonable discretion, believes as necessary or desirable for provision of the services contemplated herein; and

            (v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedules B, C and D as Chase may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by section 31 of the 1940 Act and the rules thereunder, Chase agrees that all such records prepared or maintained relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 3la-2 under the 1940 Act, and made available in accordance with such Section and rules. Chase further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained pursuant to this Agreement.

     5. FEES; EXPENSES; EXPENSE REIMBURSEMENT.

        (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Chase monthly fees determined as set forth in Schedule A to this Agreement. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

        (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

        (c) Chase may, in its sole discretion, from time to time employ or associate with such person or persons as may be appropriate to assist Chase in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Chase and the Fund. The compensation of such person or persons for such employment shall be paid by Chase and no obligation will be incurred by or on behalf of the Fund in such respect.

        (d) The Fund may request additional services, additional processing, or special reports. The Fund shall submit such requests in writing together with such specifications and requirements documentation as may be reasonably required by Chase. If Chase elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at an agreed upon rate and charge.

        (e) Chase will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. The Fund agrees to promptly reimburse Chase for any equipment and supplies specially ordered by the Fund through Chase and for any other expenses not contemplated by this Agreement that Chase may incur on the Fund's behalf at the Fund's written request or as consented to in writing by the Fund. The Fund will bear its own expenses associated with operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors of the Fund who are not officers, directors, shareholders or employees of Chase or its affiliates, or the Fund's investment advisers or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees; advisory fees; charges and expenses of pricing services, including back up to the Fund's primary pricing services; independent public accountants and custodians; insurance premiums for the Fund's insurance coverages, including fidelity bond premiums; legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses for regulatory purposes

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and for distribution to current shareholders of the Fund; expenses of typesetting and printing shareholders' reports and proxy statements and materials; expenses incurred in the transmission of filings (e.g. N-SARs, Registration Statements and proxy materials) to the SEC Via EDGAR; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; trade association dues and expenses; expenses associated with off-site storage of Fund records, and any extraordinary expenses and other customary Fund expenses.

        (f) All fees, out-of-pocket expenses, or additional charges of Chase shall be billed on a monthly basis and shall be due and payable within 15 days of receipt of the invoice.

        Chase will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days (with the exception of specific amounts which may be contested in good faith by the Fund) shall bear interest in finance charges equivalent to, in the aggregate, the prime rate (as published by Chase) and all reasonable costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Chase.

        In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days, written notice to the Fund by Chase. The Fund must notify Chase in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated. The fees set forth in Schedule A may be changed from time to time upon prior written agreement of the parties.

     6. PROPRIETARY AND CONFIDENTIAL INFORMATION. Chase agrees on behalf of itself and its affiliates and employees of Chase and its affiliates, excepted as required by law, to treat confidentially and as proprietary information of the Fund, all records and other information relating to the Fund and its prior, present or potential shareholders, and to not disclose the same to any person or use such records and information for any purpose other than performance of Chase's responsibilities and duties hereunder, except at the request or with the prior written consent of the Fund.

     7. DUTIES, RESPONSIBILITIES, AND LIMITATION OF LIABILITY.

        (a) In the performance of its duties hereunder, Chase shall be obligated to act in good faith and use its best judgment in performing the services provided for under this Agreement. In performing its services hereunder, Chase shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Fund and its officers and directors, agents and other service providers which Chase reasonably believes to be genuine, valid and authorized. Chase shall also be entitled to consult with and rely in good faith on the advice and opinions of outside legal counsel retained by the Fund, as necessary or appropriate.

        (b) Chase shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense caused by or resulting from willful misfeasance, bad faith or negligence on Chase's (or any agent or subcontractor of Chase's) part in the performance of its duties or from reckless disregard by Chase (or any agent or subcontractor of Chase's) of Chase's obligations and duties under this Agreement. In the event of any loss to

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the Fund by reason of Chase (or any agent or subcontractor of Chase) to perform the services provided under this Agreement, Chase shall be liable to the Fund only to the extent of the Fund's direct damages to be determined based on the market value of the loss at the date of discovery and without reference to any special or consequential damages. Notwithstanding the foregoing, Chase shall not be liable to the Fund for any loss or expense caused by or resulting from any agent or subcontractor used by Chase at the request of the Fund. Any person, even though also an officer, director, partner, employee or agent of Chase, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with or related to Chase's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Chase even though paid by Chase.

        (c) Subject to Paragraph 7(b) above, Chase shall not be responsible for, and the Fund shall indemnify and hold Chase harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

            (i) all actions of Chase or its officers or agents required to be taken pursuant to this Agreement;

            (ii) the reasonable reliance on or use by Chase or its officers or agents of information, records, or documents which are received by Chase or its officers or agents and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

            (iii) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith or in actions, or lack thereof, involving negligence or willful misfeasance;

            (iv) the breach in any material respect of any representation or warranty of the Fund hereunder;

            (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders of the Fund, or reliance by Chase on telephone or other electronic instructions of any person acting on behalf of a Fund shareholder or shareholder account for which telephone or other electronic services have been authorized, provided that Chase employed reasonable procedures to confirm that Chase reasonably believes such instructions are genuine;

            (vi) the reliance on or the carrying out by Chase or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Fund or recognition by Chase of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

            (vii) any delays, inaccuracies, errors in or omission from date provided to Chase by the Fund, any of its affiliates, agents subcontractors or pricing services;

            (viii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service

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providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

            (ix) any failure of the Fund's registration statement to comply in any material respect with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in the Fund's prospectus; and

            (x) actions taken by the Fund, its investment advisers, and its distributor in violation of applicable securities, tax, commodities and other laws, rules and regulations.

     Notwithstanding the preceding sentence or anything else contained in this Agreement, nothing contained herein shall protect or require the indemnification of Chase for any losses, damages, expenses or liabilities caused by or resulting from Chase's (or any agent or subcontractor other than one used by Chase at the request of the Fund) willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties hereunder.

     8. TERM. This Agreement shall become effective on the date first hereinabove written. This Agreement may be modified or amended from time to time by mutual written agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on 60 days' prior written notice. Upon termination of this Agreement, the Fund shall pay to Chase such compensation and any out-of-pocket or other reimbursable expenses which may be due or payable under the terms hereof as of the date of such termination.

     9. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to be effective when delivered in person or by certified mall, return receipt requested, to the parties at the following addresses (or such other address as a party may specify, by notice to the other):

               If to the Fund:

               Attn:    The Lipper Funds, Inc.
                        101 Park Avenue
                        New York, NY 10178
                        Attn: Abraham Biderman


               If to Chase:

                        The Chase Manhattan Bank, N.A.
                        One Chase Manhattan Plaza
                        New York, NY 10081
                        Attention: James Casey

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     10. ASSIGNABILITY. Except as expressly provided in this Section 10, neither this Agreement nor any rights or obligation hereunder may be assigned by either of the parties hereto without the prior consent in writing of the other party. Chase may, after notice to the Fund, in its own discretion and without prior consent of


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the Fund, whenever and on such terms and conditions as Chase deems necessary or appropriate, delegate or assign its duties and obligations hereunder to subsidiaries or affiliates of Chase or may subcontract non-affiliated third parties; provided that Chase, subject to the limitations set forth in paragraph 7(b), shall remain liable hereunder for any act or omission of any such entity as if performed by Chase. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement shall be void and of no effect.

     11. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     12. FORCE MAJEURE. Chase shall not be responsible or liable for any failure or delay in performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

     13. USE OF NAME. The Fund and Chase agree not to use the other's name nor the names of such other's affiliates, subcontractors or permitted assignees in any prospectus, sales literature, or other printed material written in a manner not previously approved by the other or such other's affiliates, subcontractors or permitted assignees except where required by the SEC or other regulatory authorities.

     14. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.



Attest:                                     By: /s/ Abraham Biderman
       -------------------------                -------------------------------

Name:                                       Name:   Abraham Biderman
     ---------------------------                  -----------------------------

                                            Title: Executive Vice President
--------------------------------                   ----------------------------


                                            THE CHASE MANHATTAN BANK, N.A.

Attest: /s/ Robert O'Hare                   By: /s/ Donald P. Hearn
       -------------------------                -------------------------------

Name:       Robert O'Hare                   Name:   Donald P. Hearn
      --------------------------                  -----------------------------

                                            Title: Senior Vice President
--------------------------------                   ----------------------------

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                                   SCHEDULE A
                               FEES AND EXPENSES

FUND ACCOUNTING AND ADMINISTRATION

For mutual fund accounting and administration services the Funds shall pay to Chase a fee based on the following schedule:

        20 basis points on the first $200 million in assets, plus

        10 basis points on the next $200 million in assets, plus

        5 basis points on assets in excess of $400 million.

This calculation is based on the combined daily net assets of all of the Funds and is payable monthly.

There will be a minimum annual fee of $70,000 per fund, exclusive of Out of Pocket Expenses and Custody Safekeeping and Transaction Fees.

"Out of Pocket" expenses including the cost of security pricing services, travel and lodging for Fund officers to attend Board meetings, and preparation and mailing of Board materials and will be billed to the Funds on a monthly basis.

TRANSFER AGENCY AND SHAREHOLDER SERVICING

Each Fund will be billed $20 for each shareholder account maintained in the system.

"Out of Pocket" expenses including the costs for telephone services (800 numbers and remote dial access to our systems), postage, forms, envelopes, pre-printed statements and confirms, and proxy processing will be billed to the fund on a monthly basis.

The above fee schedule applies only to the initial five funds sponsored by Lipper & Co. Additional funds will be subject to review.


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                                   SCHEDULE B
               GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES

I. FINANCIAL AND TAX REPORTING

   A. Prepare agreed upon management reports and Board of Directors materials such as unaudited financial statements and distribution summaries.

   B. Report Fund performance to outside services as directed by Fund management.

   C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's prospectus(es). Assist Fund management in making final determinations of distribution amounts.

   D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish each series of the Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

   E. Work with the Fund's public accountants or other professionals, prepare and file Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

   F. Prepare and file Fund's Form N-SAR with the SEC.

   G. Prepare and coordinate printing of Fund's Semiannual and Annual Reports to Shareholders.

   H. Notify shareholders as to what portion, if any, of the distributions made by the Fund during the prior fiscal year were exempt-interest dividends under Section 852 (b)(5)(A) of the Code.

   I. Provide Form 1099-MISC to persons other than corporations (e.g., Directors) to whom the Fund paid more than $600 during the year.

   J. Prepare and file California State Expense Limitation Report and similar reports if required by other states, if applicable.

   K. Provide financial information for Fund proxies, prospectuses and Statement(s) of Additional Information.


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


II.  PORTFOLIO COMPLIANCE

     A. Assist with monitoring each series of the Fund's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and Statement(s) of Additional Information, although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     B. Assist with monitoring each series of the Fund's compliance With the requirements of Section 851 of the Code for qualification as a RIC (i.e., 90% Income. 30% Income - Short Three, Diversification Tests).

     C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, Rule 17e-1, Rule 10f-3 and Rule 12d-3 procedures.

     D. Mail quarterly requests for "Securities Transaction Reports" to the Fund's Directors and Officers and "access persons" under the terms of the Fund's Code of Ethics and SEC regulations, and generally assist in monitoring compliance with such Code of Ethics.

III. REGULATORY AFFAIRS AND CORPORATE GOVERNANCE

     A. Prepare and file via Edgar post-effective amendments to the Fund's registration statement on Form N-1A and supplements as needed.

     B.   Prepare and file proxy materials and administer shareholder meetings.

     C. Prepare, file and monitor all state registrations of the Fund's securities, including annual renewals, registering new series of the Fund, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, increasing registered amounts of securities in individual states and monitoring blue sky compliance.

     D. Prepare Board materials and agendas for all Board and Board Committee meetings and minutes of such meetings.

        E. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

     F. Prepare and update documents such as charter document, by-laws, and foreign qualification filings.

     G.   Prepare and file notices pursuant to Rule 24f-2.


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     H.   Review and provide comments on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each series.

     I. Assist in identifying and monitoring pertinent regulatory and legislative developments which may affect the Fund and. in response to the results of such monitoring, coordinate and provide support to the Fund and the Funds investment adviser with respect to those developments and results, including support with respect to routine regulatory examinations or investigations of the Fund, and with respect to such matters, to work in conjunction with outside counsel, auditors and other professional organizations engaged by the Fund.

     J. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.

IV.  GENERAL ADMINISTRATION

     A.   Furnish officers of the Fund, subject to Board approval.

     B. Prepare Fund and series expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of each series of the Fund's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

     C. For new series of the Fund obtain Employer or Taxpayer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

     D. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

     E. Make staff of Chase and affiliates available to the Fund to assist in or respond to any reasonable requests for Fund-or-industry related information.


                                       13
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                                   SCHEDULE C
                     DESCRIPTION OF FUND ACCOUNTING SERVICES

I.   GENERAL DESCRIPTION

     Chase shall provide the following accounting services to the Fund:

     A. Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

     B. Daily pricing of all securities. Calculation of each series of the Fund's Net Asset Value in accordance with the prospectus and transmission to NASDAQ and to such other entities as directed by the Fund;

     C. Accounting for dividends and interest received and distributions made by the Fund,

     D. Production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request;

     E.   Liaison with the Fund's independent auditors; and

     F. A listing of reports that will be available to the Fund is included below.

II.  DOMESTIC SERIES OF THE FUND ACCOUNTING DAILY REPORTS

     A.   General Ledger Reports
          1.     Trial Balance Report
          2.     General Ledger Activity Report

     B.   Portfolio Reports
          1.     Portfolio Report
          2.     Cost Lot Report
          3.     Purchase Journal
          4.     Sell/Maturity Journal
          5.     Amortization/Accretion Report
          6.     Maturity Projection Report

     C.   Pricing Reports
          1.     Pricing Report
          2.     Pricing Report by Market Value


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          3.     Pricing Variance by % Change
          4.     NAV Report
          5.     NAV Proof Report
          6.     Money Market Pricing Report

     D.   Accounts Receivable/Payable Reports
          1.     Accounts Receivable for Investments Report
          2.     Accounts Payable for Investments Report
          3.     Interest Accrual Report
          4.     Dividend Accrual Report

     E.   Other Reports
          1.     Dividend Computation Report
          2.     Cash Availability Report
          3.     Settlement Journal


III. INTERNATIONAL SERIES OF THE FUND ACCOUNTING DAILY REPORTS

     A.   General Ledger
          1.     Trial Balance Report
          2.     General Ledger Activity Report

     B.   Portfolio Reports
          1.     Portfolio Report by Sector
          2.     Cost Lot Report
          3.     Purchase Journal
          4.     Sell/Maturity Journal

     C.   Currency Reports
          1.     Currency Purchase /Sales Journal
          2.     Currency Valuation Report

     D.   Pricing Reports
          1.     Pricing Report by Country
          2.     Pricing Report by Market Value
          3.     Price Variance by % Change


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          4.     NAV Report
          5.     NAV Proof Report

     E.   Accounts Receivable/Payable Reports
          1.     Accounts Receivable for Investments Sold/Matured
          2.     Accounts Payable for Investments Purchased
          3.     Accounts Receivable for Forward Exchange Contracts
          4.     Accounts Payable for Forward Exchange Contracts
          5.     Interest Receivable Valuation
          6.     Interest Recoverable Withholding Tax
          7.     Dividends Receivable Valuation
          8.     Dividends Recoverable Withholding Tax

     F.   Other Reports
          1.     Exchange Rate Report


IV.  MONTHLY ACCOUNTING REPORTS

     A.   Standard Reports
          1.     Cost Proof Report
          2.     Transaction History Report
          3.     Realized Gain/Loss Report
          4.     Interest Record Report
          5.     Dividend Record Report
          6.     Broker Commission Totals
          7.     Broker Principal Trades
          8.     Shareholder Activity Report
          9.     Fund Performance Report

     B.   International Reports
          1.     Forward Contract Transaction History Report
          2.     Currency Gain/Loss Report


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                                   SCHEDULE D
                     DESCRIPTION OF TRANSFER AGENCY SERVICES

     The following is a general description of the transfer agency services Chase shall provide to the Fund.

     A. SHAREHOLDER RECORDKEEPING. Maintain records showing for each Fund shareholder the following: (i) name, address, appropriate tax certification and tax identifying number; (ii) number of shares of each series of the Fund; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions including individual purchase and redemptions appropriate supporting documents; and (iv) any dividend reinvestment order, application, dividend to a specific address and correspondence relating to the current maintenance of the account.

     B. SHAREHOLDER ISSUANCE. Record the issuance of shares of each series of the Fund. Except as specifically agreed in writing between Chase and the Fund, Chase shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

     C. PURCHASE ORDERS. Process all orders for the purchase of shares of the Fund in accordance with the Fund's current prospectus, including electronic transmissions, which the Fund acknowledges it has authorized. Upon receipt of any check or other payment for purchase of shares of the Fund from an investor, chase will (i) stamp the order or other documentation with the date and time of receipt, (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Fund, and notify the Fund of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Fund's custodian bank account during such day. Chase shall then credit the share account of the investor with the number of shares to be purchased made on the date such payment is received, as set forth in the Fund's current prospectus, and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which the Fund may give to Chase with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it. Any purchase order received by Chase, which is deemed by Chase not in good order will be rejected immediately.

     D. REDEMPTION ORDERS. Receive and stamp with the date and time of receipt all requests for redemptions or repurchase of shares held in certificate or non-certificate form, and process redemptions and repurchase requests as follows: (i) if such certificate or redemption request complies with the applicable standards approved by the Fund, Chase shall on each business day, notify the Fund of the total number of shares presented and covered by such requests received by Chase on such day; (ii) on or prior to the seventh calendar day succeeding any such requests received by Chase subject to instructions from the Fund, Chase shall transfer monies to such account as designated by Chase for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (iii) if any such certificate or request for redemption of repurchase does not comply with applicable standards, Chase shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Fund's price next determined after receipt of documents complying with said standards of, at such other time as the Fund shall so direct.


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     E.   TELEPHONE ORDERS. Process redemptions, exchanges and transfers of Fund shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Fund's current prospectus. Chase will employ reasonable procedures, such as requiring a form of personal identification, so that Chase reasonably believes that such telephones instructions are genuine. Chase shall be permitted to redeem, exchange and/or transfer Fund shares from any account for which such services have been authorized, including electronic transmissions.

     F. TRANSFER OF SHARES. Upon receipt by Chase of documentation in proper form to effect a transfer of shares, including in the case of shares for which certificates have been issued the share certificates in proper form for transfer, Chase will register such transfer on the Fund's shareholder records maintained by Chase pursuant to instructions received from the transferor, cancel the certificates representing such shares, if any, and if so requested, countersign, register, issue and mail by first class mail new certificates for the same or a smaller whole number of shares.

     G. SHAREHOLDER COMMUNICATIONS. Address and mail all communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be mailed.

     H. PROXY MATERIALS. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to the Fund on the progress of such tabulation, and provide the Fund with inspectors of election at any meeting of shareholders and prepare agendas and minutes for such meetings.

     I. SHARE CERTIFICATES. If a shareholder of the Fund requests a certificate representing his/her shares, Chase, as transfer agent, will countersign and mail, a share certificate to the investor at his/her address as it appears on the Fund's transfer books. Chase shall supply, at the expense of the Fund a supply of blank share certificates. The certificates shall be properly signed, manually or by facsimile, as authorized by the Fund, and shall bear the Fund's seal or facsimile; and notwithstanding the death, resignation or removal of any officers of the Fund authorized to sign certificates, Chase may, until otherwise directed by the Fund, continue to countersign certificates which bear the manual or facsimile signature of such officer.

     J. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, chase will take such steps, including redepositing the check for collection or returning the check to the investor, as Chase may, at its reasonable discretion, deem appropriate and notify the Fund of such action, or as the Fund may instruct. However, the Fund remains ultimately liable for any returned checks of its shareholders.

     K. SHAREHOLDER CORRESPONDENCE. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

     L. TAX REPORTING. Chase shall issue appropriate shareholder tax forms on an annual basis.

     M. ESCHEATMENT. All Fund assets shall be subject to the escheatment laws of the Commonwealth of Massachusetts, including those which relate to reciprocal agreements with other states.

     N. SUB-TRANSFER AGENTS. Chase shall cooperate with the Fund and any outside service provider selected by the Fund in connection with the establishment of sub-transfer agency and sub-administration arrangements.

     O. TELEPHONE SERVICES. Chase shall provide and administer a toll-free number to be available for shareholder inquiries.


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